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                                                                     EXHIBIT 2.2

Exhibit B

                               ESCROW AGREEMENT
                               ----------------

     ESCROW AGREEMENT dated as of September 7, 2000 (this "Agreement"), by and among CERTICOM CORP., a Yukon, Canada corporation ("Certicom"), DRG ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Certicom ("Merger Sub"), DRG RESOURCES GROUP INC., a Delaware corporation (the "Company"), JIM COWING, an individual resident in the State of California, MICHAEL HARRIS, an individual resident in the State of California, and DAN MOY, an individual resident in the State of California (Mr. Cowing, Mr. Harris and Mr. Moy collectively, the "Shareholders" and each, individually, a "Shareholder").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to the Agreement and Plan of Merger and Merger Agreement, both dated as of September 7, 2000, and both by and among Certicom, Merger Sub, the Company, and Jim Cowing, Michael Harris and Dan Moy, the respective Boards of Directors of Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company (the "Merger"), pursuant to which the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (such surviving corporation, the "Surviving Corporation"), in each case upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement;

     WHEREAS, in connection with consummation of the Merger, at the Closing, each Shareholder is depositing with the Escrow Agent twenty-five percent (25%) of the Certicom Common Shares ("Certicom Common Shares") to be issued to him in the Merger, to be held in an escrow deposit (the "Escrow Deposit") by Certicom as security and a source of satisfaction for any indemnification claims made by Certicom and the other Indemnitees pursuant to Article IX of the Merger Agreement;

     WHEREAS, Certicom is willing to act as the escrow agent upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

     1.  Deposit of Escrowed Shares.  Following the Closing, twenty-five percent
         --------------------------
(25%) of the Certicom Common Shares to be issued to each Shareholder in the Merger (the "Escrowed Shares"), shall be retained by Certicom and be deposited in the Escrow Deposit as provided in the Merger Agreement. Certificate(s) representing the Escrowed Shares and the Escrowed Shares evidenced thereby shall be held, distributed and released by Certicom pursuant to the terms and subject to the conditions of this Agreement.

     2.   Claims Against the Escrowed Shares; Certicom Right of Offset.
          ------------------------------------------------------------

     (a) The Escrowed Shares shall be held by Certicom as security and a source of satisfaction for indemnification claims made by Certicom, Merger Sub, the Surviving Corporation and the other Indemnitees (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") under Article IX of the Merger Agreement.

     (b) In the event that Certicom or any other Indemnitee wishes to make a claim for indemnification under Article IX of the Merger Agreement, Certicom shall deliver a written notice (a "Notice of Claim") to each Shareholder. The Notice of Claim shall (i) contain a brief description of the nature of the claim being made and (ii) state the aggregate dollar amount of such claim (which amount shall be determined in good faith by the Board of Directors of Certicom after taking into account such factors as such Board of Directors shall deem appropriate). Upon sending the Notice of Claim, Certicom shall set aside a number of Escrowed Shares (rounded up to the nearest whole share) having a fair market value most nearly equal to the aggregate dollar amount of such claim (as determined pursuant to Section 2(f)).

     (c)  (i)    If any Shareholder wishes to object to the allowance of the claim made in such Notice of Claim, such Shareholder shall deliver a written objection to Certicom and the other Shareholders within ten (10) days after receipt of such Notice of Claim expressing such objection and explaining in reasonable detail and in good faith the nature thereof. Following receipt by Certicom of the written objection, if any, Certicom and the Shareholders shall promptly meet to resolve such pending claim. If the parties are unable to resolve such pending claim within ten (10) days of receipt by Certicom of the written objection, then Certicom shall have the right to submit a claim for arbitration pursuant to, and in accordance with, Section 10.12 of the Merger Agreement with respect to such claim. If the arbitrator in such proceeding shall determine that Certicom is entitled to offset any portion of such claim against the Escrowed Shares, then Certicom may offset the aggregate dollar amount of such pending claim against a number of Escrowed Shares then held in the Escrow Deposit having a fair market value most nearly equal to the aggregate dollar amount of such claim (as determined pursuant to Section 2(f)), by canceling certificates from the Escrow Deposit representing the number of Escrowed Shares so offset.

          (ii) If the Shareholders fail to respond to such Notice of Claim within such ten (10) day period, Certicom may offset the aggregate dollar amount of such pending claim against a number of Escrowed Shares then held in the Escrow Deposit having a fair market value most nearly equal to the aggregate dollar amount of such claim (as determined pursuant to Section 2(f)), by canceling certificates from the Escrow Deposit representing the number of Escrowed Shares so offset.

          (iii) Subject to Section 6, any offset by Certicom against the Escrowed Shares pursuant to the Merger Agreement or this Agreement shall be borne by the Shareholders pro rata to their interest in the aggregate Escrowed Shares.

     (d) Any Escrowed Shares set aside and held by Certicom in connection with any claim pending pursuant to this Section 2 shall continue be held until a final settlement of such claim has been reached (a "Final Determination"), whether by mutual agreement of the parties or through arbitration pursuant to Section 10.12 of the Merger Agreement.

     (e) In the event that any amounts are determined to be payable to Certicom or the Surviving Corporation pursuant to any Final Determination, such amounts shall be satisfied, first, by the delivery of any cash, property or other amounts paid or otherwise distributed in respect of any Escrowed Shares that are then held in the Escrow Deposit, and, second, by the Escrowed Shares.

     (f) For purposes of calculating the number of Escrowed Shares having a fair market value most nearly equal to the dollar amount of any claim asserted by the Indemnified Parties, the value of one Certicom Common Share shall be equal to the average of the last reported sale price of Certicom's Common Shares as reported by the NASDAQ system for the twenty (20) trading days ending on the date the Notice of Claim is deemed to have been given pursuant to Section 15.

     3.   Release of Escrowed Shares.  Within five business days after each of
          --------------------------
the fifteenth, sixteenth, seventeenth and eighteenth month anniversaries of the Closing Date, Certicom shall deliver to its transfer agent for release to the Shareholders so entitled certificates, endorsed for transfer in favor of the Shareholder so entitled with the signature guaranteed to permit the transfer thereof, representing twenty-five percent (25%) of the Escrowed Shares, provided that the Escrow Deposit shall not be reduced below the number of Escrowed Shares having a fair market value most nearly equal to the aggregate amount of all claims of the Indemnified Parties then pending against the Shareholders (which number of Escrowed Shares shall continue to be held pursuant to Section 2(d)).

     4.   Investment of Escrow Deposit.
          ----------------------------

     (a) Certicom shall hold the Escrowed Shares in the Escrow Deposit, together with any cash, property and other amounts received in respect thereof, upon the terms and subject to the conditions of this Agreement. Certicom shall invest all cash held in the Escrow Deposit, if any, in any Permitted Investment (as defined below), as directed by the mutual agreement of the Shareholders (or if the Shareholders fail to so mutually agree and direct, in such Permitted Investment as Certicom may select). Certicom shall not be liable to any party for any losses incurred in connection with any investments made by Certicom pursuant to this Section 4.

     (b) All proceeds from the sale of Escrowed Shares (net of any commissions or other expenses reasonably and necessarily incurred in correction with any such sale), all dividends or distributions on the Escrowed Shares and all interest or other earnings or income earned with respect to the investment of the Escrow Deposit in accordance with this Section 4, shall become part of, and shall be deemed to be included in, the Escrow Deposit. Certicom shall have the right to liquidate any investments held in the Escrow Deposit in order to provide funds necessary to make any required payments under this Agreement. For purposes of this Agreement, the term "Permitted Investment" shall mean an investment of all or any part of the Escrow Deposit in either (i) short-term securities issued or fully guaranteed or insured by the United States or any agency thereof, or (ii) short-term interest-bearing certificates of deposit of, or money market accounts with, any United States bank which has (A) combined capital and surplus of

$300,000,000.00 or more and (B) at least an AA- rating front Standard & Poor's Corporation or an Aa1 rating from Moody's Investors Services, Inc. (or other equivalent rating) with respect to its unsecured short-term debt obligations.

     5.   Ownership of Escrowed Shares. The Escrowed Shares held in the Escrow
          ----------------------------
Deposit shall be registered in the name of Certicom. The Shareholders shall remain the beneficial owners of the Escrowed Shares held in the Escrow Deposit, subject to Certicom's right of offset and the other restrictions set forth in this Agreement, and shall have the right to vote the Escrowed Shares then held in the Escrow Deposit by way of a proxy from Certicom and receive distributions thereon, as well as the obligation to pay all taxes, assessments and charges with respect thereto. The Shareholders shall not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of any Escrowed Shares (or any interest therein) except for the purpose of depositing the Escrowed Shares to a take-over bid that is a formal bid under the Securities Act (Ontario) (provided in all events that all of the Certicom Common Shares held by a Shareholder are similarly deposited), and any distribution of Certicom Common Shares on or with respect to such Escrowed Shares, and any other securities into which such Escrowed Shares may be changed or for which they may be exchanged pursuant to corporate action on the part of Certicom affecting holders of Certicom Common Shares generally, shall be held by Certicom in the Escrow Deposit and made subject to the provisions of this Agreement. In the event that any Escrowed Shares are not taken up by the bidder pursuant to an above-described take-over bid, such Escrowed Shares shall be returned to the Escrow Deposit. Notwithstanding the foregoing, any Shareholder may transfer his beneficial ownership interest in the Escrowed Shares to a revocable trust of which he is both the grantor and the beneficiary.

     6.   Power of Attorney. Each Shareholder hereby irrevocably appoints
          -----------------
Certicom as his lawful attorney in the name of and on behalf of him, to execute any and all transfers, conveyances, assignments and things which said Shareholder ought to execute and do under the terms of this Agreement and generally to use the name of said Shareholder in the exercise of any or all of the powers hereby conferred on Certicom.

     7.   Duties of Certicom as Escrow Agent. Certicom shall treat the Escrow
          ----------------------------------
Deposit with such degree of care as it treats its own similar property. In the event that Certicom shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, Certicom shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until Certicom and the Shareholders reach agreement or Certicom shall be directed otherwise pursuant to a Final Determination.

     8.   Reliance on Written Notices. Certicom shall be fully protected in
          ---------------------------
relying upon any written notice, demand, certificate or document which Certicom, in good faith, believes to be genuine.

     9.   Termination of Agreement.  Upon disbursement by Certicom of all of the
          ------------------------
Escrowed Shares and other assets held in the Escrow Deposit pursuant to the terms of this Agreement, this Agreement shall terminate.

     10.  Amendments and Modifications.  Certicom shall not be bound by any
          ----------------------------
modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by Certicom, on behalf of itself and the Company, and the Shareholders.

     11.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be effective if it is delivered personally, couriered, telecopied or mailed (registered or certified mail, postage prepaid), and shall be deemed to have been duly given (a) when received, if delivered personally,
(b) when sent by telecopier, (c) when sent by express courier service (receipt requested) or (d) five (5) days after being so mailed and received, as follows:

          (a)         If to Certicom, Merger Sub or to the Company (after the
                      -------------------------------------------------------
                      Closing), to:
                      ------------

                      Certicom Corp.
                      25801 Industrial Boulevard
                      Hayward, California 94545
                      Fax: 510-780-5303
                      Attention: Chief Financial Officer

          (b)         If to the Company (before the Closing), to:
                      ------------------------------------------

                      DRG Resources Group Inc.
                      662 Island Place
                      Redwood City, California 94065
                      Fax: 877-777-7951
                      Attention: Jim Cowing

          (c)         If to Mr. Cowing, to:
                      --------------------

                      662 Island Place
                      Redwood City, California 94065
                      Fax: 877-777-7951

          (d)         If to Mr. Harris, to:
                      --------------------

                      1935 Jefferson # 201
                      San Francisco, California 94123
                      Fax: 877-709-6679

          (e)         If to Mr. Moy, to:
                      -----------------

                      2008 Reliez Valley Road
                      Lafayette, California 94549
                      Fax: 877-868-8298

or at such other address as any of the parties to this Agreement may hereafter designate by written notice to the other parties.

     12.  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations hereunder shall be assigned by any party without the prior written consent of the other parties; provided that Certicom may assign its rights and obligations to any Affiliate, but no such assignment shall relieve Certicom of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     13.  Construction; Interpretation.  The headings contained in this
          ----------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     14.  Arbitration.  Any controversy, dispute or claim arising out of or
          -----------
relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (except for actions by any party seeking equitable, injunctive or other relief under Section 10.7 of the Merger Agreement) shall be finally settled by arbitration in accordance with Section 10.12 of the Merger Agreement.

     15.  Other Miscellaneous Provisions.  This Agreement shall be governed and
          ------------------------------
construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each of the Shareholders shall provide Certicom with his Social Security number and any other information reasonably requested by Certicom.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

CERTICOM
--------

CERTICOM CORP., a Yukon, Canada
corporation


By:_______________________________
Name: Richard M. Depew
Title:

MERGER SUB
----------

DRG ACQUISITION CORP., a Delaware
corporation


By:_______________________________
Name: Richard M. Depew
Title:  President

COMPANY
-------

DRG RESOURCES GROUP INC., a
California corporation

By:_______________________________
Name: Jim Cowing
Title: President



__________________________________
JIM COWING


__________________________________
DAN MOY


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__________________________________
MICHAEL HARRIS

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